UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported): January 18, 2007

Centennial Communications Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19603	06-1242753
(Commission File Number)	(IRS Employer Identification No.)

3349 Route 138

Wall, New Jersey 07719

(Address of principal executive offices, including zip code)

(732) 556-2200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition.

On November 21, 2006, an affiliate of Centennial Communications Corp. ("Centennial") entered into a definitive agreement to sell its wholly-owned subsidiary, All America Cables and Radio, Inc., to Trilogy International Partners for approximately $80 million in cash. The disposition has been accounted for by Centennial as a discontinued operation.

On January 18, 2007, Centennial posted to its website (www.ir.centennialwireless.com) selected historical financial information about Centennial's continuing operations in its three business segments. A copy of the information is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
99.1	Selected Historical Financial Results of Centennial Communications Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL COMMUNICATIONS CORP.
Date: January 18, 2007	By: /s/ Tony L. Wolk Tony L. Wolk Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Selected Historical Financial Results of Centennial Communications Corp.